As filed with the Securities and Exchange Commission on July 30, 1999
                                              Registration No. 333-_______

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             ___________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             ___________________

                          MSC.Software Corporation
           (Exact name of registrant as specified in its charter)
                             ___________________

             Delaware                               95-2239450
 (State or other jurisdiction of                 (I.R.S. Employer
  incorporation or organization)               Identification No.)

          815 Colorado Boulevard, Los Angeles California 90041-1777
                               (323) 258-9111
        (Address and telephone number of principal executive offices)
                             ___________________

               MSC.Software Corporation 1998 Stock Option Plan
                          (Full title of the plan)
                             ___________________

                               Louis A. Greco
                    Chief Financial Officer and Secretary
                          MSC.Software Corporation
                           815 Colorado Boulevard
                     Los Angeles, California 90041-1777
                   (Name and address of agent for service)
                             ___________________

 Telephone number, including area code, of agent for service: (323) 258-9111
                             ___________________

                                  Copy to:
                           D. Stephen Antion, Esq.
                            O'MELVENY & MYERS LLP
                     1999 Avenue of the Stars, 7th Floor
                        Los Angeles, California 90067
                             ___________________

                      CALCULATION  OF REGISTRATION  FEE

============================================================================
                                  Proposed      Proposed
Title of                          maximum       maximum
securities     Amount             offering      aggregate     Amount of
to be          to be              price         offering      registration
registered     registered         per unit      price         fee
============================================================================
Common Stock,  1,500,000<1>,<2>   $5.4375<2>    $8,156,250<2> $2,267<2>
$0.01 par      shares
value shares
============================================================================

<1>  This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares which by reason of certain events specified in the MSC.Software Corporation 1998 Stock Option Plan, as amended (formerly The MacNeal-Schwendler Corporation 1998
     Stock Option Plan) (the "Plan") may become subject to the Plan.

<2>  Each share is accompanied by a preferred share purchase right pursuant to the registrant's Rights Agreement dated October 5, 1998, with ChaseMellon Shareholder Services, L.L.C. as rights agent.

<3>  Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on July 27, 1999, as reported on the New York Stock Exchange and published in The Western Edition of The Wall Street Journal.

     The Exhibit Index for this Registration Statement is at page 7.

                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

     The following documents of MSC.Software Corporation (the
"Company") filed with the Commission are incorporated herein by reference:

     (a) The Company's Registration Statement on Form S-8 relating to the Plan filed with the Commission on August 25, 1998 (File No. 333-62187);

     (b) The Company's Annual Report on Form 10-K for the transition period from January 1, 1998 to December 31, 1998;

     (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999; and

     (d) The Company's Current Report on Form 8-K filed with the Commission on July 1, 1999.



Item 8.  Exhibits

     See the attached Exhibit Index at page 7.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of July, 1999.



                              MSC.Software Corporation



                              By:  /s/ Louis A. Greco
                                   ---------------------------------
                                   Louis A. Greco
                                   Chief Financial Officer and
                                   Secretary

                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Frank Perna, Jr. and Louis A. Greco, or each of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                  Title                    Date
     ---------                  -----                    ----
/s/ Frank Perna, Jr.
------------------------------- Chairman and Chief      July 30, 1999
Frank Perna, Jr.                Executive Officer
                                (Principal Executive
                                Officer)
/s/ Louis A. Greco
------------------------------- Chief Financial         July 30, 1999
Louis A. Greco                  Officer and Secretary
                                (Principal Financial
                                and Accounting
                                Officer)
/s/ s. Larry S. Barels
------------------------------- Director                July 30, 1999
Larry S. Barels

/s/ Donald Glickman
------------------------------- Director                July 30, 1999
Donald Glickman


------------------------------- Director                July ___, 1999
William F. Grun

/s/ George N. Riordan
------------------------------- Director                July 30, 1999
George N. Riordan

                            EXHIBIT INDEX


Exhibit
Number               Description of Exhibit
-------              ----------------------

4.1       MSC.Software Corporation 1998 Stock Option Plan
          (Amended and Restated Effective as of June 26, 1999)
          (formerly called The MacNeal-Schwendler Corporation
          1998 Stock Option Plan).

5.1 Opinion of O'Melveny & Myers LLP (opinion re legality).

23.1      Consent of Ernst & Young LLP (Consent of
          Independent Auditor).

23.2      Consent of O'Melveny & Myers LLP (included in Exhibit
          5).

24.1      Power of Attorney (included in this Registration
          Statement under "Signatures").